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                                                                     Exhibit 5.3

                       [FOLEY & LARDNER LETTERHEAD]



                                  May 21, 2004


Team Health, Inc. and the Registrants (as defined below)
1900 Winston Road
Knoxville, TN 37919

      Re:   Registration Statement on Form S-4 filed by Team Health, Inc.

Ladies and Gentlemen:

            We have acted and are issuing this opinion letter in our capacity as special local Florida counsel to each of (i) After Hours Pediatrics, Inc., a Florida corporation, (ii) Correctional Healthcare Advantage, Inc., a Florida corporation, (iii) Cullman Emergency Physicians, Inc., a Florida corporation,
(iv) Drs. Sheer, Ahearn & Associates, Inc., a Florida corporation, (v) IMBS, Inc., a Florida corporation, (vi) InPhyNet Contracting Services, Inc., a Florida corporation, (vii) InPhyNet Hospital Services, Inc., a Florida corporation,
(viii) InPhyNet South Broward, Inc., a Florida corporation, (ix) Medical Management Resources, Inc., a Florida corporation, (x) Paragon Contracting Services, Inc., a Florida corporation, (xi) Paragon Healthcare Limited Partnership, a Florida limited partnership, (xii) Rosendorf Marguiles Borushok & Schoenbaum Radiology Associates of Hollywood, Inc., a Florida corporation, and
(xiii) The Emergency Associates for Medicine, Inc., a Florida corporation (the entities described in subclauses (i) through (x), (xii) and (xiii) above are hereinafter collectively referred to as the "Corporate Registrants", the entity described in subclause (xi) above is referred to as the "Limited Partnership Registrant," and the Corporate Registrants and the Limited Partnership Registrant are each sometimes referred to as a "Registrant," and are referred to collectively as the "Registrants"), in connection with the proposed registration by Team Health, Inc. (the "Issuer") and the Registrants of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." We have been advised that the obligations of the Issuer under the Exchange Notes will be guaranteed by the Registrants and the other guarantors in accordance with the terms of the Indenture (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of March 23, 2004 by and among the Issuer, the Registrants and the other Guarantors party thereto and The Bank of New York, as trustee. We have been advised that the Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's unregistered 9%


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Senior Subordinated Notes due 2012 (the "Old Notes"), of which $180,000,000 in aggregate principal amount is outstanding.

            In connection with our service as such counsel, we have examined, reviewed and relied upon originals, or copies certified or otherwise authenticated to our satisfaction, of each of the following items:

            (a) the Indenture;

            (b) the Registration Statement;

            (c) the forms of the Exchange Notes;

            (d) the (i) Articles of Incorporation of each of the Corporate Registrants, as certified by the Secretary of State of the State of Florida dated on or about March 10, 2004; (ii) Certificates of Status of each of the Corporate Registrant from the State of Florida dated on or about March 10, 2004; and (iii) the Bylaws of each of the Corporate Registrants as certified to us by an officer of each of the Corporate Registrants;

            (e) the (i) Certificate of Limited Partnership of the Limited Partnership Registrant, as certified by the Secretary of State of the State of Florida dated on or about March 10, 2004; and (ii) Certificate of Status of the Limited Partnership Registrant from the State of Florida dated on or about March 10, 2004;

            (f) minutes and records of the corporate proceedings of each of the Registrants with respect to the authorization and approval of the Indenture; and

            (g) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

(The documents referred to in subclauses (a) through (c), inclusive, above are sometimes referred to collectively hereinafter as the "Loan Documents.")

            In connection with the following opinions, we have not examined any other documents or made any other factual inquiry. In rendering our opinions set forth below, we have relied as to factual matters solely upon our review of the foregoing documents, without inquiry or independent investigation. As to the organization, valid existence, and active status of each of the Registrants under the laws of the State of Florida, we have relied on the certificates from the Florida Secretary of State, specified in (d) and (e) above, which we assume remain accurate as of the date of this letter.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as



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copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, the legal capacity of natural persons, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

            Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) federal and state laws governing securities, usury, taxation, or the regulation of the health care industry.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

      1. Each of the Corporate Registrants has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

      2. The Limited Partnership Registrant has the requisite partnership power and authority to execute and deliver the Indenture and to perform its obligations thereunder

      3. The execution and delivery of the Indenture by each of the Corporate Registrants and the performance of its obligations thereunder, has been duly authorized by each such Corporate Registrant, and does not conflict with the articles of incorporation, bylaws or any applicable provision of Florida law or require any consent of any Florida governmental authority.

      4. The execution and delivery of the Indenture by the Limited Partnership Registrant and the performance of its obligations thereunder, has been duly authorized by the Limited Partnership Registrant, and does not conflict with the certificate of limited partnership or any applicable provision of Florida law or require any consent of any Florida governmental authority.

            We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

            This opinion is limited to the internal laws of the State of Florida, and we express no opinion as to the laws of any other state, federal laws of the United States or America, or other jurisdiction. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or



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supplement this opinion should the present laws of the State of Florida be changed by legislative action, judicial decision or otherwise. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

                                       Very truly yours,

                                       /s/ Foley & Lardner LLP

                                       FOLEY & LARDNER LLP